SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

May 1, 2007

(Date of Report)

May 1, 2007

(Date of Earliest Event Reported)

Desert Mining, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	0-32123	87-0664962
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer I.D. No.)

4328 Hwy. 66, Longmont, CO 80504

(Address of Principal Executive Offices)

(970) 535-6213

(Registrant's Telephone Number)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 1.02

Termination of a Material Definitive Agreement.

As reported in the Company’s Form 10-KSB Annual Report for the period ended December 31, 2006, on March 26, 2007, the Company entered into an agreement with Cedar Ridge, LLC whereby Cedar Ridge will acquire a 33.3333% working interest in the Company’s Spotted Horse project.  The parties agreed to an Area of Mutual Interest covering nine townships whereby the parties agree to share any projects on the same terms.  Consideration to be paid by Cedar Ridge is $1,000,000 at close of the transaction and $500,000 to be paid at time of future drilling and development.  An additional $250,000 will be paid to the Company if the parties acquire additional interests.  Closing of the transaction is anticipated to be on or before May 1, 2007 pending completion of due diligence.

As of April 30, 2007, Cedar Ridge, LLC has terminated the Purchase and Sale Agreement dated March 19, 2007 regarding working interests in the Company’s Spotted Horse project.

SIGNATURES

In accordance with the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DESERT MINING, INC.

Date:  May 1, 2007

By:/s/ Peter K. Nelson

Peter K. Nelson

President

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